[LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

The Board of Directors
American Realty Capital Properties, Inc.
405 Park Avenue, 15th Floor
New York, New York 10022

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated December 14, 2012, to the Board of Directors of American Realty Capital Properties, Inc. (“ARCP”) as Annex D to, and reference thereto under the headings “SUMMARY — Opinion of ARCP’s Financial Advisor” and “THE MERGER — Opinion of ARCP’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed transaction involving ARCP and American Realty Capital Trust III, Inc., which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of ARCP. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

January 8, 2013